Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated March 28, 2019, relating to our audit of the financial statements of Peck Electric Company for the year ended December 31, 2018.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McSoley McCoy & Co.
McSoley McCoy & Co.
South Burlington, Vermont
December 4, 2020